Exhibit 10.6
STOCKHOLDERS AGREEMENT
          STOCKHOLDERS AGREEMENT dated as of March 25, 1998, by and among TANDEM HEALTH CARE, INC., a Pennsylvania corporation (the “Company” the several persons named in Schedule I hereto (collectively, the “Behrman Investors”), and the several persons named in Schedule II hereto (collectively, the “Founders”). The Behrman Investors and the Founders are herein sometimes referred to collectively as the “Stockholders.”
          WHEREAS, the Company and the Behrman Investors have entered into a Securities Purchase Agreement dated as of March 24, 1998 (the “Securities Purchase Agreement”), pursuant to which the Behrman Investors have agreed, subject to the terms and conditions contained in the Securities Purchase Agreement, to purchase from the Company on the Initial Closing Date (as defined in the Securities Purchase Agreement) 2,500,000 shares of Series A Convertible Preferred Stock, $.01 par value (the “Convertible Preferred Stock”), of the Company and 7,500,000 shares of Series B Redeemable Preferred Stock, $.01 par value (the “Redeemable Preferred Stock”. and collectively with the Convertible Preferred Stock, the “Preferred Stock”), of the Company and on Subsequent Closing Dates (as defined in the Securities Purchase Agreement) up to an additional 5,000,000 shares of Convertible Preferred Stock and 15,000,000 shares of Redeemable Preferred Stock;
          WHEREAS, upon the consummation of the transactions contemplated by the Securities Purchase Agreement on the Initial Closing Date the outstanding equity securities of the Company will be held as set forth on Schedule 2.05(b) to the Securities Purchase Agreement;
          WHEREAS, the Company and each of the Stockholders desire to make certain arrangements among themselves with respect to the matters set forth herein;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:
     SECTION 1. Voting Agreement, (a) From and after the Closing Date, at each annual or special stockholders meeting called for the election of directors, and whenever the shareholders of the Company act by written consent with respect to the election of directors, each Stockholder agrees to vote or otherwise give such Stockholder’s consent in respect of all shares of capital stock of the Company (whether held now or hereafter acquired) owned of record or beneficially by such Stockholder, and the Company shall take all necessary and desirable actions within its control, in order to cause:
     (i) the authorized number of directors on the Board of Directors of the Company (the “Board”) to be established at seven;

     (ii) the election to the Board of:
     (A) up to five directors designated by Behrman Capital II L.P. (“Behrman Capital”) (each, a “Behrman Designee”); provided that for each Outside Director (as defined herein) that shall be appointed pursuant to clause (B) below, the number of Behrman Designees shall be reduced by one;
     (B) up to four outside directors experienced in or acquainted with businesses similar to that of the Company (“Outside_Directors”), which Outside Directors shall be designated by Behrman Capital and shall be satisfactory to the Founders; and
     (C) up to two directors (the “Founders’ Designees”) designated by the Founders;
all of which designees shall hold office, subject to their earlier removal in accordance with clause (iii) below, the Bylaws of the Company and applicable corporate law, until their respective successors shall have been elected and shall have qualified;
     (iii) the removal from the Board (with or without cause) of any director upon the written request of the Stockholder(s) that designated such director, but only upon such written request; and
     (iv) upon any vacancy in the Board as a result of any director designated as provided in clause (ii) above ceasing to be a member of the Board, whether by resignation or otherwise, the election to the Board of an individual person designated by the Stockholder(s) that designated such director.
          (b) Each Stockholder agrees to use its reasonable best efforts to cause its designees to the Board to vote or otherwise give such Directors’ consent to the creation and maintenance of:
     (i) a Compensation Committee of the Board consisting of three directors, at least two of whom shall be Behrman Designees (one of which Behrman Designees shall be the Chairman of the Compensation Committee), and the third of whom shall initially be a Founders’ Designee, which Compensation Committee shall approve all grants of stock options to employees of the Company, all increases in compensation of officers of the Company, all annual bonuses granted to officers of the Company and all other employee benefits (including, without limitation, vacation policy, benefit plans, company automobiles and insurance) granted to officers of the Company; and
     (ii) an Audit Committee of the Board of Directors, consisting of three directors, at least two of whom shall be Behrman Designees, and the third of whom shall initially be a

Founder Designee, which Audit Committee shall review and approve the financial statements of the Company as audited by the Company’s independent certified public accountants.
          (c) At each annual or special stockholders meeting called for the purpose of approving an issuance of “Securities” (as defined in the Securities Purchase Agreement) to the Behrman Investors (including, without limitation, the approval, pursuant to Section 1728(a)(2) of the Pennsylvania Business Corporation Law, of such an issuance that has been approved by directors of the Company designated by or otherwise affiliated with the Behrman Investors), and whenever the shareholders of the Company act by written consent with respect to such an issuance, each Stockholder agrees to vote or otherwise give such Stockholder’s consent in respect of all shares of capital stock of the Company (whether held now or hereafter acquired) owned of record or beneficially by such Stockholder to approve or disapprove such issuance consistent with the approval or disapproval (as applicable) thereof by the Board of Directors.
          (d) The Company shall promptly reimburse (i) all reasonable out-of-pocket expenses incurred by any director of the Company in attending each meeting of the Board or any committee thereof and (ii) travel relating to the business of the Company if specifically requested by the Company.
          SECTION 2. Right of First Refusal, (a) If any Stockholder (for purposes of this Section 2, a “Selling Stockholder”) proposes to sell, exchange or in any other manner dispose of (other than in a manner permitted by Section 2(d) hereof) any shares of capital stock of the Company held by it, then such Selling Stockholder shall give to the Company a written notice (a “Notice of Intention to Sell”) setting forth in reasonable detail the terms and conditions of such proposed transaction. The Company shall deliver such Notice of Intention to Sell to the other Stockholders promptly upon receipt thereof.
          (b) Upon receipt of a Notice of Intention to Sell from the Company, any Stockholder (for purposes of this Section 2, a “Purchasing Stockholder”) shall have the right, exercisable upon written notice to the Selling Stockholder and the Company within 15 days after receipt of any Notice of Intention to Sell, to elect to purchase any or all shares of capital stock proposed to be sold by the Selling Stockholder at a purchase price equal to the proposed purchase price specified in the Notice of Intention to Sell. Such notice shall state the number .of shares to be purchased by the Purchasing Stockholder and that the Purchasing Stockholder will purchase such shares within 45 days after the date of receipt of the Notice of Intention to Sell. In the event that more than one Stockholder wishes to exercise its right to purchase pursuant to this paragraph (b), each Purchasing Stockholder may purchase a number of shares which is equal to the product obtained by multiplying (i) the aggregate number of shares of capital stock to be sold by the Selling Stockholder by (ii) a fraction, the numerator of which is the number of shares of Common Stock at the time owned by the Purchasing Stockholder (treating for such purpose all Convertible Preferred Stock as the shares of Common Stock issuable upon the conversion thereof) and the denominator of which is the sum of the total number of shares of Common Stock (treating the

Convertible Preferred Stock as aforesaid) at the time owned by all Purchasing Stockholders and may also elect to purchase on a pro rata basis similar to the foregoing any remaining shares of capital stock not purchased by the other Purchasing Stockholders.
          (c) To the extent that the Purchasing Stockholders do not, within the 15-day period specified in paragraph (b) above, elect to purchase all the capital stock that is the subject of the Notice of Intention to Sell, the Selling Stockholder may either (i) honor the Purchasing Stockholders’ elections to purchase and consummate the sale of the capital stock that is not to be purchased by the Purchasing Stockholders on terms no more favorable to the proposed purchaser thereof than those set forth in the Notice of Intention to Sell or (ii) disregard the Purchasers’ elections to purchase and consummate the sale of all the capital stock that is the subject of the Notice of Intention to Sell on terms no more favorable to the proposed purchaser thereof than those set forth in the Notice of Intention to Sell. Any such sale that is not consummated within 90 days after the expiration of such 15-day period shall again be subject to the requirements of this Section 2.
          (d) Anything herein to the contrary notwithstanding, no right of first refusal by a Purchasing Stockholder hereunder shall apply with respect to (i) a transfer by a Stockholder to an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) of such Stockholder, (ii) any distributions or transfers by a Stockholder which is a partnership to its partners (including any of its limited partners) or (iii) in the case of a Stockholder who is an individual, any transfer by such Stockholder to the spouse or lineal descendants of such Stockholder, including without limitation any transfer by bequest or devise, or to a trust or trusts for the benefit of such Stockholder or any of the foregoing; provided, in each case, that all such transferees that are not already parties to this Agreement agree in writing to be bound by, and to comply with, all provisions of this Agreement.
          SECTIONS 3. Participation Rights, (a) The Company hereby grants to each Stockholder the right to purchase such Stockholder’s Proportionate Percentage (as hereinafter defined) of any future Eligible Offering (as hereinafter defined). For the purposes of this Section 3, the following terms shall have the meanings set forth below:
     “Proportionate Percentage” means, with respect to any Stockholder as of any date, the result (expressed as a percentage) obtained by dividing (i) the number of shares of Common Stock (treating for such purpose all Convertible Preferred Stock as the shares of Common Stock issuable upon the conversion thereof) owned by such Stockholder as of such date, by (ii) the total number of shares of Common Stock (treating the Convertible Preferred Stock as aforesaid) outstanding as of such date.
     “Eligible Offering” means an offer by the Company to sell to purchasers (including any of the Stockholders) for cash shares of Common Stock or any security convertible into or exchangeable for, or carrying rights or options to purchase, shares of Common Stock, other than any sale or sales of Preferred Stock under the Securities Purchase

Agreement, any sale or sales of Common Stock pursuant to any exercise of the REIT Warrant (as defined in the Securities Purchase Agreement), or an offering of securities by the Company:
     (i) to its full-time employees, and/or officers and/or directors of up to 535,000 shares of Common Stock in connection with or pursuant to any employee benefit, stock option or compensation plan approved by the Board of Directors, whether currently in existence or created hereafter; or
     (ii) in connection with any merger of, or acquisition by, the Company or any subsidiary of the Company; or
     (iii) pursuant to the Stock Option Agreements (as defined in the Securities Purchase Agreement), or
     (iv) registered under the Securities Act.
          (b) The Company shall, before issuing any securities pursuant to an Eligible Offering, give written notice thereof to each Stockholder. Such notice shall specify the security or securities the Company proposes to issue and the consideration that the Company intends to receive therefor. For a period of 30 days following the date of such notice, each Stockholder shall be entitled, by written notice to the Company, to elect to purchase all or any part of such Stockholder’s Proportionate Percentage of the securities being sold in the Eligible Offering, provided, however, that if two or more securities shall be proposed to be sold as a “unit” in an Eligible Offering, any such election must relate to such unit of securities. To the extent that elections pursuant to this Section 3(b) shall not be made with respect to any securities included in an Eligible Offering within such 30 day period, then the Company may issue such securities to investors, but only for a consideration payable in cash not less than, and otherwise on terms no more favorable to the investors than, that set forth in the Company’s notice and only within 90 days after the end of such 30 day period. In the event that any such offer is accepted by a Stockholder or Stockholders, the Company shall sell to such Stockholder or Stockholders, and such Stockholder or Stockholders shall purchase from the Company, for the consideration and on the terms set forth in the notice as aforesaid, the securities that such Stockholder or Stockholders shall have elected to purchase.
          SECTION 4. Transfer Restrictions. Each Founder hereby agrees that such Founder shall not at any time prior to the earlier of (x) the date on which such Founder shall cease to be employed by the Company or any Subsidiary or parent thereof, (y) the fifth anniversary of the date hereof and (z) the consummation of an Initial Public Offering (as defined herein) or a Change in Control (as defined in the Company’s Articles of Incorporation, as amended through the date hereof), sell or in any other way, directly or indirectly, transfer, assign, distribute or otherwise dispose of any shares of capital stock (whether now owned or hereafter acquired) then held by such Founder except:

     (i) any transfer made with the prior written consent of the Behrman Investors;
     (ii) any transfer by such Founder to the spouse or lineal descendants of such Founder, including without limitation any transfer by bequest or devise, or to a trust or trusts for the benefit of such Founder or any of the foregoing; or
     (iii) any transfers by such Founder of up to 25% (in the aggregate) of the shares of Common Stock held by such Founder on the date hereof (subject to compliance with the obligations set forth in Section 2 hereof);
provided, in each case, that all such transferees that are not already parties to this Agreement agree in writing to be bound by, and to comply with, all provisions of this Agreement.
          SECTION 5. Legend on Stock Certificates. Each certificate representing shares of Common Stock, Redeemable Preferred Stock and Convertible Preferred Stock and each share of Common Stock issuable upon exercise of the Convertible Preferred Stock, as the case may be, owned of record or beneficially by any Stockholder (whether now held or hereafter acquired) shall conspicuously bear the following legend until such time as the shares represented thereby are no longer subject to the provisions hereof:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF MARCH 25, 1998, AMONG THE COMPANY AND THE OTHER PARTIES THERETO. COPIES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE COMPANY.”
          The Company covenants that it shall keep a copy of this Agreement on file at the address listed in Section 11 for the purpose of furnishing copies to the parties hereto.
          SECTION 6. Duration of Agreement. This Agreement shall terminate upon the earliest to occur of (i) the consummation of an initial public offering of equity securities of the Company registered under the Securities Act with proceeds to the Company in excess of $20,000,000 and with a per share offering price to the public of not less than $2.50 (appropriately adjusted for any stock splits, reverse stock splits, combinations or stock dividends) (an “Initial Public Offering”) or (ii) with respect to any Stockholder, the date on which such Stockholder no longer owns any shares of Common Stock or Preferred Stock.
          SECTION 7. Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants to the Company and the other Stockholders as follows:

          (a) The execution, delivery and performance of this Agreement by such Stockholder will not violate any provision of applicable law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which such Stockholder or any of its or his properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.
          (b) This Agreement has been duly executed and delivered by such Stockholder, and when executed by the other parties hereto will constitute the legal, valid and binding obligation of such Stockholder, enforceable in accordance with its terms.
          SECTION 8. Headings. Headings of articles, sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.
          SECTION 9. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.
          SECTION 10. Benefits of Agreement. Nothing in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything in this Section 10 to the contrary, subject to compliance with the terms of this Agreement, each Stockholder shall have the right to assign its interests hereunder to any transferee of the capital stock of the Company held by such Stockholder in compliance with this Agreement; provided, however, that such transferee shall agree in writing with the parties hereto to be bound by, and to comply with, all applicable provisions of this Agreement and to be deemed to be a Stockholder for purposes of this Agreement (it being understood that for purposes of this Agreement any successor to or assigns of any (i) Behrman Investor shall be deemed to be a Behrman Investor, and (ii) Founder shall be deemed to be a Founder).
          SECTION 11. Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient and received if contained in a written instrument delivered in person or by courier or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

     (1) if to the Company, to it at:
Persimmon Road
Sewickley, Pennsylvania 15143
Attention: Lawrence R. Deering
Fax: (412) 749-0958
     (2) if to any Stockholder, to the address of such Stockholder appearing in Schedule I or Schedule II hereto;
or, in any case, at such other address or facsimile number as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when received.
          SECTION 12. Modification. Neither this Agreement nor any provision hereof may be modified, changed, discharged or terminated except by an instrument in writing signed by the Company and the Stockholders.
          SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.
          SECTION 14. Governing Law. This Agreement shall be governed by, enforceable under, and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as a sealed Instrument, all as of the day and year first above written.

TANDEM HEALTH CARE, INC.

By:	/s/ Lawrence R. Deering

Chairman and Chief
Executive Officer

BEHRMAN CAPITAL II L.P.
By: Behrman Brothers, L.L.C.
General Partner

By:	/s/ Darryl Behrman

Managing Member

STRATEGIC ENTREPRENEUR FUND II, L.P.

By:	/s/ Darryl Behrman

General Partner

FOUNDERS:
/s/ Lawrence R. Deering

Lawrence R. Deering

By:	/s/ Joseph Conte

Joseph Conte

SCHEDULE I — BEHRMAN INVESTORS
Behrman Capital II L.P.
126 East 56th Street
New York, New York 10022
Attention: Darryl G. Behrman
Fax: (212) 980-7024
Strategic Entrepreneur Fund II, L.P.
126 East 56th Street
New York, New York 10022
Attention: Darryl G. Behrman
Fax: (212) 980-7024

SCHEDULE II — FOUNDERS
Lawrence R. Deering
Tandem Health Care, Inc.
Persimmon Road
Sewickley, Pennsylvania 15143
Fax: (412) 749-0958
Joseph D. Conte
550 Via Lugano
Winter Park, Florida 32789
Fax: (407) 539-2388

JOINDER
     The undersigned, as of this 1st day of June, 2004, hereby joins as a party to that certain Stockholders Agreement, dated as of March 25, 1998, by and among Tandem Health Care, Inc. (the “Company”) and certain shareholders of the Company which are signatories thereto, to which this joinder shall be attached.

LAWRENCE R. DEERING GRANTOR
RETAINED ANNUITY TRUST

	By:	/s/ Lawrence R. Deering

Lawrence R. Deering
Trustee

Agreed and Accepted:

TANDEM HEALTH CARE, INC.

By: /s/ Gene Curcio

Name: Gene Curcio
Its: Chief Financial Officer
(Signature Page to Stockholders Agreement)